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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NATURAL GOLF CORPORATION
(Exact name of registrant as specified in its charter)

Illinois (State of incorporation or organization)	36-3745860 (I.R.S. Employer Identification No.)
Natural Golf Corporation 1200 East Business Center Drive, Suite 400 Mount Prospect, Illinois 60056 (Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act Registration Statement file number to which this form relates:

333-107802

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Exchange On Which Each Class Is To Be Registered
Common Stock, no par value per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

        None

Item 1.    Description of Registrant's Securities to be Registered.

        The securities to be registered hereby are the common stock, no par value per share (the "Common Stock") of Natural Golf Corporation (the "Company"). The description of the Common Stock contained in the Registration Statement on Form SB-2 (Registration No. 333-107802) of the Company, filed with the Securities and Exchange Commission on August 8, 2003, as amended from time to time (the "Registration Statement"), is hereby incorporated herein by reference. Any form of prospectus or prospectus supplement or any amendment to the Registration Statement that includes such description(s) and that are subsequently filed by the Company are hereby incorporated herein by reference.

Item 2.    Exhibits.

  3.1*
  Amended and Restated Articles of Incorporation of Registrant

  3.2*
  Amended and Restated Bylaws of Registrant

  4*
  Specimen stock certificate representing Registrant's common stock

*
Incorporated by reference to the corresponding exhibit filed with the Registration Statement.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NATURAL GOLF CORPORATION
Date: December 4, 2003	By:	/s/ FREDERIC M. SCHWEIGER Frederic M. Schweiger Chief Financial Officer

INDEX TO EXHIBITS

  3.1*
  Amended and Restated Articles of Incorporation of Registrant

  3.2*
  Amended and Restated Bylaws of Registrant

  4*
  Specimen stock certificate representing Registrant's common stock

*
Incorporated by reference to the corresponding exhibit filed with the Registration Statement.

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE
INDEX TO EXHIBITS